Exhibit 15.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Pure Nickel Inc.

We hereby consent to the incorporation by reference in this Annual Report on Form 20-F of all our reports relating to the consolidated financial statements of Pure Nickel Inc. as at November 30, 2008, 2007 and 2006 and for the years ended November 30, 2008, 2007 and 2006.

Toronto, Canada April 29, 2008	LICENSED PUBLIC ACCOUNTANTS

The Madison Centre, 4950 Yonge Street, 4th Floor, Toronto, Ontario Canada M2N 6K1 Telephone 416 250 1212 Fax 416 250 1225 email general@sfgroup.ca www.sfgroup.ca